UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 7, 2005


                            NATURAL GOLF CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           ILLINOIS                       001-31919               36-3745860
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)     (IRS EMPLOYER
        INCORPORATION)                                       IDENTIFICATION NO.)


  431 LAKEVIEW COURT, SUITE B, MOUNT PROSPECT, ILLINOIS             60056
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (847) 795-0100
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.02  MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2005, Callaway Golf Company ("Callaway Golf") delivered notice to Natural Golf Corporation (the "Company") of its intent to terminate the Custom Club Agreement (the "Agreement") entered into by Callaway Golf and the Company effective March 9, 2005, unless the Company pays outstanding sums due Callaway Golf prior to that date.

The Company is continuing to explore alternatives for new equity financing or a sale of the Company, either of which might allow it to pay outstanding sums owed to Callaway Golf. If the Company is unable to obtain additional equity financing or complete a sale of the Company, it does not anticipate being able to satisfy these obligations in a timely manner.

Unless and until the Company is able to pay the outstanding sums owed to Callaway Golf, the Company does not intend to accept money from customers for new Callaway Golf products.

On February 11, 2005, the Company and its Chief Executive Officer, Andrew Wyant, mutually agreed to the termination of Mr. Wyant's employment agreement with the Company effective as of February 1, 2005. Mr. Wyant had previously agreed to reduce his monthly salary to $5,000 due to the Company's financial condition.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

As noted  above,  on February  11,  2005,  the  Company and its Chief  Executive
Officer, Andrew Wyant, mutually agreed to the termination of Mr. Wyant's employment agreement with the Company effective as of February 1, 2005. Additionally, Mr. Wyant has resigned from the Board of Directors as of February 11, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 15, 2005

                                               NATURAL GOLF CORPORATION


                                               By:
                                                   -------------------------
                                                   Richard A. Magid
                                                   Chief Financial Officer